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                                                                    Exhibit 10.8

         AGREEMENT made as of the 1st day of June, 1996, by and between InnoPet Inc., a Delaware corporation ("Inc."), and InnoPet Brands Corp., a Delaware corporation ("Brands").

                                   WITNESSETH:

         The parties to this Agreement DO HEREBY AGREE as follows:

         1. Inc. has been making, and will continue to make, each of the payments (the "Payments") required by, or pursuant to, an Agreement, dated November 9, 1995, by and between RSP II Barnett Bank Plaza, Ltd. and The Original Pet Drink Company (the "Agreement"). Brands agrees to, and will, pay to Inc. monies in respective amounts equal to the respective amounts of the Payments made by Inc. after the date hereof. Brands agrees to, and will, make each of such Payments with reasonable promptness after being informed by Inc, of the amount to be paid. Notwithstanding the preceding sentence, in the event that Inc. and/or an entity (other than Brands) controlled by Inc. occupies or otherwise uses on more than a cursory basis a material portion (as reasonably determined) of the premises (the "Premises") which are the subject of the Agreement, the amount of the Payments by Brands to Inc. thereafter to be made shall be reasonably reduced.

         2. For use of the furniture, fixtures, office equipment and the like (collectively "Assets") now situated in the Premises (a list of which is annexed hereto and made a part


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hereof), Brands will pay to Inc. a monthly fee equal to 1/60th of the aggregate amount ("Assets Cost") paid by Inc. to acquire the Assets as reflected in the books and records of Inc.

         3. It is contemplated that all employees of Inc. (except Inc.'s chief executive officer) will become the sole employees of Brands. Brands agrees to, and will, hold Inc. harmless from and against any and all claims for compensation made by any employee or alleged employee of Inc. for services rendered or allegedly rendered to Inc. after the date hereof and during the term of this Agreement. Both parties acknowledge that Inc.'s chief executive officer will be Brands' chief executive officer and continue to hold both positions. Neither party will receive compensation from the other party for the services rendered by the chief executive officer.

         4. To the extent that employees of Brands (the "Employees") provide services (at the request or with the concurrence of Inc.) to or for the account of Inc. or any subsidiary (other than Brands) of Inc., Inc. agrees to, and will, pay Brands for such services with reasonable promptness after being informed by Brands of the amount to be paid. Said amount to be paid by Inc. to Brands shall be determined and be with respect to each employee of Brands providing said services the compensation (reasonably determined by Brands) payable and paid by Brands to such employee for the period of time spent by such employee providing said Services to Inc.

         5. Each of Brands and Inc. agrees to, and will, maintain complete and accurate (in all material respects) books and records reflecting, inter alia, the transactions contemplated

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by this Agreement. Each of Brands and Inc. shall upon request to the other be permitted at reasonable intervals to examine the other's books and records.

         6.1 With respect to the Premises, this Agreement will terminate on June 30, 2004, at Brand's sole option, immediately upon Inc. no longer leasing the Premises.

         6.2 With respect to the Employees, either party to this Agreement may terminate this Agreement upon at least 60 days' prior written notice to the other which shall specify the date of termination. Such termination shall be without prejudice to any rights or nullify any obligations under this Agreement arising prior to its termination.

         6.3 With respect to the Assets, this Agreement will terminate on April 30, 2001 or, at Brands' sole option, immediately upon Inc. no longer owning or leasing the Assets.

         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above set forth.

                                           INNOPET INC.

                                           By:______________________________



                                           INNOPET

                                           By:______________________________

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